EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
In connection with the Quarterly Report of Sanderson Farms, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2018 (the “Report”), I, Joe F. Sanderson, Chairman and Chief Executive Officer of the Company, certify that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joe F. Sanderson, Jr.
Joe F. Sanderson, Jr.
Chief Executive Officer and
Chairman of the Board
May 24, 2018